Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Viracta Therapeutics, Inc. pertaining to the 2021 Equity Incentive Plan, 2011 Employee Stock Purchase Plan, and 2016 Equity Incentive Plan of our report dated February 24, 2021, with respect to the consolidated financial statements of Sunesis Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

April 2, 2021